UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2022

PARSONS CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-07782	95-3232481
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5875 Trinity Parkway, #300, Centreville, VA	20120
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (703) 988-8500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1 par value	PSN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On May 20, 2022, Parsons Government Services, Inc. (the “Company”) entered into an Equity Purchase Agreement (the “Purchase Agreement”) with Xator Holdings Corporation (the “Seller), Xator LLC (f/k/a Xator Corporation) (“Xator”), David L. Scott as the Seller Stockholder Representative and other parties thereto, pursuant to which the Company acquired a 100% ownership interest in Xator for $400 million of cash consideration (such amount, the “Purchase Price”). The Purchase Price is subject to customary adjustment as set forth in the Purchase Agreement for cash, debt, transaction expenses and working capital, and a portion of the Purchase Price will be held in escrow following the closing of the transaction for purposes of satisfying any negative post-closing adjustment for cash, debt, transaction expenses and working capital and the indemnification obligations of certain sellers of Xator set forth in the Purchase Agreement. The Purchase Agreement includes customary representations, warranties and covenants by the Company, the Seller, certain stockholders of Seller and the Seller Stockholder Representative and customary closing conditions. The representations, warranties and covenants made by the parties in the Purchase Agreement: (a) were made solely for the benefit of the parties to the Purchase Agreement; (b) are subject to limitations agreed upon by the parties to the Purchase Agreement, including being qualified by confidential disclosures; (c) may have been made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing matters as facts; and (d) are subject to standards of materiality applicable to the parties to the Purchase Agreement that may differ from those applicable to investors in the Company. Investors in the Company should not rely on any representations, warranties or covenants contained in the Purchase Agreement, or any descriptions thereof, as characterizations of the actual state of facts or conditions of the Company, Xator, Seller or any of their respective subsidiaries or affiliates. Information concerning the subject matter of any of such representations, warranties and covenants may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

A copy of the Purchase Agreement is attached hereto as Exhibit 2.1, and is incorporated herein by reference. The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits:

2.1	Equity Purchase Agreement, dated May 20, 2022, by and between Parsons Government Services, Inc. and Xator Holdings Corporation, Xator LLC (f/k/a Xator Corporation), David L. Scott and other parties thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Parsons Corporation

Date: May 27, 2022	By:	/s/ Michael R. Kolloway
Michael R. Kolloway
Chief Legal Officer